                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-27735 on Form S-3 and Registration Statements No. 333-01759, 33-44306, 33-44531, 333-23299 and 333-63466 on Form S-8 of Gundle/SLT Environmental, Inc. of our report dated April 14, 2000 related to Serrot International, Inc. and Subsidiaries, appearing in this Current Report on Form 8-K of Gundle/SLT Environmental, Inc.


DELOITTE & TOUCHE LLP
Las Vegas, Nevada
February 11, 2002